UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):                    December 5, 2017

Tapestry, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-16153	52-2242751
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Hudson Yards, New York, NY 10001
(Address of principal executive offices) (Zip Code)

(212) 594-1850
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On December 5, 2017, the Board of Directors (the “Board”) of Tapestry, Inc. (“Tapestry” or the “Company”) increased the size of the Board to 10 members and elected each of Doreen Toben and Anne Gates as a director of the Company, effective as of December 5, 2017.

In connection with each of Ms. Toben’s and Ms. Gates’ appointment to the Board and in accordance with the Company’s standard compensation arrangements for non-employee directors, each of Ms. Toben and Ms. Gates  will be entitled to an annual cash retainer of $90,000 as well as an annual equity grant with a grant date fair market value of $150,000 made on the date of Tapestry’s annual meeting of stockholders, with 50% of the value of the award made in the form of stock options and 50% made in the form of restricted stock units.  These equity awards will vest in full one year from the date of grant, subject to the director’s continued service until that time.  In addition, each of Ms. Toben and Ms. Gates will be granted an initial Tapestry equity award with a grant date fair market value of $150,000 on December 5, 2017, with 50% of the value of the award made in the form of stock options and 50% made in the form of restricted stock units. These initial grants will vest on the one year anniversary of the grant date.

There are no arrangements or understandings between Ms. Toben or Ms. Gates and any other person pursuant to which she was selected as a director, and there have been no transactions since the beginning of the Company’s last fiscal year, or are currently proposed, regarding Ms. Gates that are required to be disclosed by Item 404(a) of Regulation S-K.

Ms. Toben served as a director of Kate Spade from 2009 until Kate Spade was acquired by the Company on July 11, 2017 (the “Acquisition”).  Pursuant to the terms of the Acquisition, deferred compensation units held by Kate Spade directors (including Ms. Toben) under the Kate Spade deferred compensation plan for directors were converted to cash at the merger price of $18.50 per share, and, along with any deferred cash compensation held in the plan, will be paid by the Company through fiscal year 2027.  There are no performance or service conditions associated with these payments and they will not be impacted by Ms. Toben’s position as a director on the Tapestry Board.  The Company expects to pay Ms. Toben a total of approximately $1.6 million under this plan from fiscal year 2018 through fiscal year 2027. There have been no other transactions since the beginning of the Company’s last fiscal year, or that are currently proposed, regarding Ms. Toben that are required to be disclosed by Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointments is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

99.1                Press Release, dated December 7, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2017
TAPESTRY, INC.

	By:	/s/ Nancy Axilrod
Nancy Axilrod
General Counsel and Assistant Secretary

EXHIBIT INDEX

99.1	Press Release, dated December 7, 2017